EX-99.1

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
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SYNOVICS PHARMACEUTICALS, INC., and    :
SYNOVICS LABORATORIES, INC.,           :
                                       :                     06 Civ. 13286 (JSR)
               Plaintiffs,             :
                                       :                            ORDER
               -v-                     :                            -----
                                       :
NOSTRUM PHARMACEUTICALS, INC.,         :
                                       :
               Defendant.              :
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JED S. RAKOFF, U.S.D.J.

         For the reasons stated from the bench, SEE transcript 4/26/07, the preliminary injunction previously issued by orders of this Court dated December 6, 2006, February 20, 2007, April 26, 2007 and May 14, 2007 is hereby terminated with respect to Alprazolam, Alfuzosin, Paroxetine, and Metoprolol Succinate and is in all other respects extended until April 26, 2008 unless, prior to that date, an award issues in the arbitration entitled SYNOVICS PHARMACEUTICALS, INC. ET AL. V. NOSTRUM PHARMACEUTICALS, INC. currently pending before the American Arbitration Association, in which event the Court will entertain requests to extend the injuction pending any appeal from any such award. However, notwithstanding the foregoing, the Court shall convene a hearing on July 31, 2007 at 11 a.m. to consider whether to terminate the injuction if, by that time, plaintiffs shall not have reached final decisions on at least two of the following three open questions: 1) where plaintiffs will manufacture the 500mg metformin product, 2) who will supply the active

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pharmaceutical ingredient for the 500 mg metformin product, and 3) whether plaintiffs will move forward with the application for Food and Drug Administration approval of the 500mg metformin product and a 750mg strength metformin product in tandem. At the July 31, 2007 conference, the Court will schedule an additional status conference to take place in November 2007.

         It is further ordered that the bond previously posted by plaintiff with the Clerk of the Court in the amount of $500,000 is hereby released, provided that it is simultaneously replaced with a bond in the amount of $200,000.

         SO ORDERED.

                                                         /s/ Jed S. Rakoff
                                                         -----------------------
                                                         JED S. RAKOFF, U.S.D.J.

Dated: New York, New York
       May 31, 2007










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